Exhibit 99.1

Steel Partners Announces Update on API Group Businesses

NEW YORK, January 31, 2020 -- API Group Limited today announced that it and certain of its affiliates (“API Group”) have commenced administration proceedings in the United Kingdom. The API Group entities are wholly owned subsidiaries of Steel Partners Holdings L.P. (NYSE: SPLP) (“Steel Partners” or the “Company”). The purpose of API Group’s administration proceedings is to facilitate an orderly sale or wind-down of its U.K. operations, which include API Laminates Limited and API Foils Holdings Limited.

API Group also announced today that in the United States, API Americas Inc. is continuing to explore strategic alternatives, including potential asset sales and/or orderly liquidation.

“As previously disclosed, since early 2019, we have been working with the API Group businesses to assist in managing significant adverse change within their industries and the loss of major customers,” said Bill Fejes, Steel Partners’ Chief Operating Officer. “Importantly, we expect that all our other business units will continue to operate as normal and will not be adversely impacted by the transition of the API Group.”

Steel Partners expects that for financial reporting and accounting purposes, the API Group businesses will be treated as discontinued operations in future periods.

About Steel Partners Holdings L.P.

Steel Partners Holdings L.P. (www.steelpartners.com) is a diversified global holding company that owns and operates businesses and has significant interests in leading companies in various industries, including diversified industrial products, energy, defense, supply chain management and logistics, direct marketing, banking and youth sports.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company’s current expectations and projections about its future actions. The Company has identified these forward-looking statements by using words such as “may,” “should,” “expect,” “hope,” “anticipate,” “believe,” “intend,” “plan,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to the Company and are subject to risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities, to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, risks related to funding the Company’s defined benefit pension plans, the Company’s costs relating to environmental and other regulatory compliance, the Company’s need for any additional financing and the terms and conditions of any such financing that is consummated, losses in the Company’s investment portfolio, the impact of WebBank’s capital requirements on the Company’s liquidity and the other factors described in the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2018 and quarterly report on Form 10-Q for the quarterly period ended September 30, 2019. All forward-looking statements speak only as of the date hereof, and except as otherwise required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

Investor Contact

Steel Partners Holdings L.P.
Jennifer Golembeske, 212-520-2300
jgolembeske@steelpartners.com